EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285, No. 333-181396, No. 333-211206, No. 333-212138, No. 333-230765, No. 333-231208, No. 333-239437 and No. 333-256368) and on Form S-3 (No. 333-254767 and No. 033-58667) of Ryder System, Inc. of our report dated February 15, 2023 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
February 15, 2023